Exhibit 10.4

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of December 31st, 2007, by and among LIGENT INTERNATIONAL, INC., a corporation organized under the laws of the British Virgin Islands (the “Merging Corporation”), FOREFRONT BVI LTD., a corporation organized under the laws of the British Virgin Islands (the “Surviving Corporation”) and FOREFRONT HOLDINGS, INC., a Florida corporation (“Forefront Holdings”) and Hisense Co. Ltd. (the “Responsible Party”).

WITNESSETH:

WHEREAS, pursuant to duly authorized action by the shareholders and Board of Directors of the Merging Corporation and Board of Directors of the Surviving Corporation, the constituent corporations have determined that they shall merge (the “Merger”) upon the terms and conditions and in the manner set forth in this Agreement and in accordance with applicable law;

WHEREAS, dated as of the date hereof, various documents are being entered into for the purpose of effectuating a series of interrelated transactions by and among Stanford Venture Capital Holdings, Inc., Stanford International Bank, Ltd. (“SIBL”), Forefront Holdings, Inc., Forefront Group, Inc., Forefront BVI Ltd., Forefront Multimedia LLC, Broadband Multimedia Systems, Ltd. (“BM”), Ligent International, Inc., Ligent Photonics, Inc., Hisense Co. Ltd., Qingdao Hisense Electronic Holding Ltd., Qingdao Hisense Electric Ltd., and Hisense Optoelectronic Technologies Co., and are referred to herein as the “Transactions”; and

WHEREAS, certain defined terms appear in Exhibit A hereto.

NOW THEREFORE, in consideration of the mutual premises herein contained, each of the Merging Corporation, the Surviving Corporation and Stanford hereby agree as follows:

1. MERGER. The Merging Corporation and the Surviving Corporation agree that the Merging Corporation shall be merged with and into the Surviving Corporation as a single and surviving corporation, upon the terms and conditions set forth in this Agreement and that the Surviving Corporation shall continue under the laws of the British Virgin Islands as the surviving corporation of the Merger.

2. SURVIVING CORPORATION. At the Effective Time (as defined below) of the Merger:

(a) The Surviving Corporation shall be the surviving corporation of the Merger, and shall continue to exist as a corporation under the laws of the British Virgin Islands, with all of the rights and obligations as are provided by the British Virgin Islands Statutes.

(b) The Merging Corporation shall cease to exist, and its property shall become the property of the Surviving Corporation as the surviving corporation of the Merger.

(c) The directors and officers of the Surviving Corporation shall continue as the directors and officers of the Surviving Corporation.

3. CHARTER DOCUMENTS. As a result of the Merger, the charter documents of the Surviving Corporation shall be as follows:

(a) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation, as filed with the Registrar of Companies of the British Virgin Islands on December 27, 2007, shall continue as the Certificate of Incorporation of the Surviving Corporation.

(b) Memorandum and Articles of Association. The Memorandum and Articles of Association of the Surviving Corporation shall continue as the Bylaws of the Surviving Corporation.

4. MANNER AND BASIS OF CONVERTING SHARES. At the Effective Time, all of the shares of the Merging Corporation common stock, representing all of the capital stock of the Merging Corporation issued and outstanding immediately prior to the Merger, shall be surrendered to the Surviving Corporation and converted into 6,489,061 shares of Common Stock of the Surviving Corporation so that the shareholders of the Merging Corporation shall become shareholders of the Surviving Corporation.

5. APPROVAL. The Merger contemplated by this Agreement has previously been submitted to and approved by the Board of Directors and the shareholders of the Merging Corporation and by the shareholder and Board of Directors of the Surviving Corporation. The proper officers and directors of the Merging Corporations and the Surviving Corporation, as applicable, shall be, and hereby are, authorized and directed to perform all such further acts and execute and deliver to the proper authorities for filing all documents, as the same may be necessary or proper to render effective the Merger contemplated by this Agreement.

6. EFFECTIVE TIME OF MERGER. The Merger shall be effective at the time specified in the Articles of Merger filed with the Registrar of Companies of the British Virgin Islands with respect to the Merger, or if no such time is specified, at the time of filing such documents (the “Effective Time”).

7. REPRESENTATIONS AND WARRANTIES OF THE MERGING CORPORATION. The Merging Corporation represents and warrants to the Surviving Corporation as to itself and as to Hisense Optoelectronic Technologies Co., (“Hisense OE”) as set forth in Schedule 1.7.

8. REPRESENTATIONS AND WARRANTIES OF THE SURVIVING CORPORATION. The Surviving Corporation represents and warrants to the Merging Corporation as set forth in Schedule 1.8.

9. CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS.

(a) Transfer Restrictions. The Merging Corporation acknowledges that (i) the Common Stock has not been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Common Stock (collectively, the “Securities”) made in reliance upon Rule 144 under the Securities Act (“Rule 144”) may be made only in accordance with the terms of said Rule 144. The Merging Corporation understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. The provisions of Section 9 and 9(a) hereof, together with the rights of the Merging Corporation under this Agreement and the other Primary Documents, shall be binding upon any assignee of the Merging Corporation as well as any subsequent transferee of the Common Stock.

(b) Restrictive Legend. The Merging Corporation acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Merging Corporation demonstrates to the reasonable satisfaction of the Surviving Corporation and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

(c) Filings. The Surviving Corporation undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Merging Corporation as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Merging Corporation promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Surviving Corporation to the public without registration or pursuant to a Registration Statement, the Surviving Corporation shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (c) furnish to any holder of the Securities forthwith upon request (i) a written statement by the Surviving Corporation as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Surviving Corporation as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

(d) Publicity. The Surviving Corporation and the Merging Corporation shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Surviving Corporation shall not publicly disclose the name of Merging Corporation, or include the name of the Merging Corporation in any filing with the Commission or any regulatory agency or principal trading market, without the prior written consent of the Merging Corporation, except to the extent such disclosure is required by law or market regulations, in which case the Surviving Corporation shall provide the Merging Corporation with prior notice of such disclosure.

10. CONDITIONS TO THE SURVIVING CORPORATION’S OBLIGATION TO EFFECT THE MERGER. The Merging Corporation acknowledges that the Surviving Corporation’s obligation to effect the Merger and issue the Common Stock at the Effective Time, to the Merging Corporation or its assignees pursuant to this Agreement is conditioned upon the satisfaction of each of the following conditions, unless waived in writing by the Surviving Corporation:

(a) (i) The representations and warranties of the Merging Corporation contained in this Agreement must be true and correct in all material respects as of the Effective Time as if made at the Effective Time, after giving effect to the consummation of the Transactions in accordance with the terms of the Transaction Documents as if the Transactions had occurred immediately prior to the Effective Time, and (ii) all covenants and agreements of the Merging Corporation required to be performed one or before the Effective Time must have been performed in all material respects on or before the Effective Time.

(b) The Surviving Corporation and the Merging Corporation shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement on or prior to the Effective Time.

(c) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement on or prior to the Effective Time, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Surviving Corporation, and the Surviving Corporation shall have been furnished with such instruments and documents as it shall have reasonably requested.

11. CONDITIONS TO THE MERGING CORPORATION’S OBLIGATION TO EFFECT THE MERGER. The Surviving Corporation acknowledges that the Merging Corporation’s obligation to effect the Merger and purchase the Common Stock at the Effective Time is conditioned upon satisfaction of each of the following conditions, unless waived in writing by the Merging Corporation:

(a) (i) The representations and warranties of the Surviving Corporation contained in this Agreement must be true and correct in all material respects as of the Effective Time as if made at the Effective Time, after giving effect to the consummation of the Transactions in accordance with the terms of the Transaction Documents as if the Transactions had occurred immediately prior to the Effective Time, and (ii) all covenants and agreements of the Surviving Corporation required to be performed one or before the Effective Time must have been performed in all material respects on or before the Effective Time.

(b) The Surviving Corporation and the Merging Corporation shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement on or prior to the Effective Time.

(c) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement on or prior to the Effective Time, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Merging Corporation, and the Merging Corporation shall have been furnished with such instruments and documents as it shall have reasonably requested.

(d) The Surviving Corporation shall have executed and delivered to the Merging Corporation or its assignees the shares of Common Stock required to be issued pursuant to Section 4 of this Agreement.

(e) The Registration Statement providing for the registration under the Securities Act of the shares of Common Stock issuable pursuant to this Agreement shall have been declared effective by the Commission.

12. FEES AND EXPENSES. The Surviving Corporation shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein and the corporate proceedings of the Surviving Corporation in contemplation hereof and thereof.

13. SURVIVAL. The agreements, covenants, representations and warranties of the Surviving Corporation and the Merging Corporation shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of 18 months from the Effective Time, except that the Surviving Corporation’s representations and warranties contained in Subsection (1), (3) and (6) of Schedule 1.8 shall survive until the Merging Corporation and any of its assignees are no longer holders of any of the Securities purchased hereunder.

14. INDEMNIFICATION.

(a) Subject to Section 14(c), the Surviving Corporation agrees to indemnify the Merging Corporation and each officer, director, employee, agent, partner, stockholder, member and affiliate of the shareholders of the Merging Corporation (collectively, the “Merging Corporation Indemnified Parties”) for, and hold each Merging Corporation Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred by any of the Merging Corporation Indemnified Parties in connection with any of the following, whether or not involving a third party claim: (A) any misrepresentation or any breach of any warranty made by the Surviving Corporation herein or in any of the other Primary Documents, (B) any breach or non-fulfillment of any covenant or agreement made by the Surviving Corporation herein or in any of the other Primary Documents, or (C) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Surviving Corporation in connection with the sale or issuance of the Common Stock pursuant to this Agreement. To the extent that the foregoing undertaking by the Surviving Corporation may be unenforceable for any reason, the Surviving Corporation shall make the maximum contribution to the payment and satisfaction of each of the foregoing liabilities which is permissible under applicable law.

(b) Subject to Section 14(c), the Responsible Party agrees to indemnify the Surviving Corporation and each officer, director, employee, agent, partner, stockholder, member and affiliate of the Surviving Corporation (collectively, the “Surviving Corporation Indemnified Parties”) for, and hold each Surviving Corporation Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred by any of the Surviving Corporation Indemnified Parties in connection with any of the following, whether or not involving a third party claim: (A) any misrepresentation or any breach of any warranty or representation made by the Merging Corporation herein or in any of the other Primary Documents, (B) any breach or non-fulfillment of any covenant or agreement made by the Merging Corporation herein or in any of the other Primary Documents, or (C) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Merging Corporation in connection with the sale or issuance of the Common Stock pursuant to this Agreement. To the extent that the foregoing undertaking by the Surviving Corporation may be unenforceable for any reason, the Surviving Corporation shall make the maximum contribution to the payment and satisfaction of each of the foregoing liabilities which is permissible under applicable law.

(c) Notwithstanding Sections 14(a) and 14(b), no indemnification shall be payable in respect of any liabilities covered thereunder (i) where the party claiming to be entitled to indemnification thereunder prior to the Effective Time had actual knowledge of or notice from information set forth in the schedules hereto of facts that would clearly evidence the existence or basis of such liabilities or (ii) where the party claiming to be entitled to indemnification thereunder entered into a settlement of such liabilities without the prior written consent of the applicable party that would otherwise be required to provide indemnification for such liabilities pursuant to Section 14(a) or 14(b), as applicable (provided that such party has not unreasonably withheld such written consent).

15. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Surviving Corporation:	Forefront BVI, Ltd.
835 Bill Jones Industrial Dr. Springfield, TN 37172
Attn: Richard M. Gozia
	Telephone:	608-519-0348
	Facsimile:	615-384-1290

with a copy to:	Greenberg Traurig
1221 Brickell Avenue Miami, FL 33131
Attention: Robert L. Grossman
	Telephone:	305-579-0500
	Facsimile:	305-579-0717

Merging Corporation:	Ligent International, Inc.
c/o Ligent Photonics, Inc.
2701 Dukane Drive, Suite 102 St. Charles, IL 6017
Attn: Wei Ping Huang
	Telephone:	630-513-7226
	Facsimile:	630-513-9173

with a copy to:	Carlton Fields P.A.
4000 International Place 100 SE 2nd Street Miami, FL 33131
Attention: Seth P. Joseph
	Telephone:	305-539-7265
	Facsimile:	305-530-0055

Responsible Party:	Hisense Co. Ltd.
No. 17, Donghai West Road Qingdao, China 266071
Attention: Honghai Yang
Facsimile: +86-532-8387-2882

16. GOVERNING LAW; DISPUTE RESOLUTION.

(a) Governing Law. This Agreement, and all transactions and agreements in connection herewith, shall be governed by and construed in accordance with the laws of the British Virgin Islands without regard to principles of conflicts of laws.

(b) Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be finally settled by arbitration exclusively (i) administered by the International Centre for Dispute Resolution (the “ICDR”) and (ii) under the International Dispute Resolution Procedures of the ICDR (the “ICDR Rules”). Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The number of arbitrators shall be one (1), unless the parties subsequently agree in writing that three (3) arbitrators shall be appointed to resolve such particular dispute. The arbitrator(s) shall be appointed exclusively in accordance with the ICDR Rules. The place of arbitration shall be Miami, Florida. The arbitration proceedings shall be conducted in English. The parties waive, to the extent permitted under applicable law, any right that they may have under any law applicable to this Agreement or any party hereto to object to arbitration hereunder on the basis that such an agreement was not entered into after a dispute had arisen.

17. MISCELLANEOUS.

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Binding Effect of Agreement. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Merging Corporation to any Person without the prior written consent of the Surviving Corporation. Any attempt by the Merging Corporation without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any assignees of the Merging Corporation as well as any transferees of the Common Stock.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(f) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date first above written.

LIGENT INTERNATIONAL, INC.

By:	/s/ Wei-Ping Huang
Name:	Wei-Ping Huang
Title:

FOREFRONT BVI LTD.

By:	/s/ Richard M. Gozia
Name:	Richard M. Gozia
Title:	Interim Chief Executive Officer

FOREFRONT HOLDINGS, INC.

By:	/s/ Richard M. Gozia
Name:	Richard M. Gozia
Title:	Interim Chief Executive Officer

Exhibit A

Definitions

1. “Affiliate” means any person that directly or indirectly controls, is controlled by or is under common control with the indicated person.

2. “BM Merger” shall mean that certain merger of broadband multimedia systems, ltd. With and into the company.

3. “Code” means the internal revenue code of 1986, as amended.

4. “Common Stock” means the company’s common shares, U.S. $0.001 nominal or par value per share.

5. “Company Shares” means the Company Common Stock being issued to the shareholders pursuant hereto.

6. “ForeFront Holdings Merger” shall mean the consummation of the domestication of ForeFront Holdings into the Company pursuant to the domestication or merger statutes of the British Virgin Islands.

7. “Framework Agreement” shall mean that certain agreement of even date herewith by and between Qingdao Hisense Electric Ltd. and the Company pursuant to which the Company purchases the Set Top Box division (the “STB Division”) from Qingdao Hisense Electric Ltd.

8. “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

9. “Hisense Group” shall mean Hisense Co. Ltd.

10. “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

11. “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof including any lien or charge arising by law.

12. “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations, in each case taken as a whole or (b) materially impair the ability of any party to this agreement to perform any of its obligations under this Agreement in any material respect, or (c) result in litigation, claims, disputes or property loss in excess of US$500,000 in the future.

13. “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

14. “Permitted Liens” means (a) liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

15. “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

16. “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

17. “Registration Statement” means the Registration Statement on Form F-4 promulgated by the SEC to be filed by the Surviving Corporation to register its securities; provided, that the Surviving Corporation qualifies under the Securities Act of 1934, as amended (“1934 Act”), to file such statement, and if the Surviving Corporation fails to qualify to file such Form F-4 with the SEC under the 1934 Act, the term “Registration Statement” shall mean the registration statement on Form S-4 promulgated by the SEC.

18. “SEC” means the Securities and Exchange commission.

19. “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

20. “Shares” means the issued and outstanding shares of the Company.

21. “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing.

22. “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Schedule 1.7

Representations and Warranties of the Merging Corporation

1. Organization and Qualification. Each of Merging Corporation and Hisense OE is duly incorporated and validly existing under the laws of its jurisdiction, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof. Each of Merging Corporation and Hisense OE is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Hisense OE presently conducts its business, owns, holds and operates its properties and assets in Qingdao, Shandong Province, People’s Republic of China.

2. Organizational Documents. Neither Merging Corporation nor Hisense OE is in violation or breach of any of the provisions of its organizational documents.

3. Authorization and Validity of this Agreement. Each of Merging Corporation and Hisense OE has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which it is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party, to perform its respective obligations under this Agreement and each of the Transaction Documents to which it is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of the Company. The execution, delivery and performance by the Merging Corporation of this Agreement and each of the Transaction Documents to which Merging Corporation is a party have been duly authorized by all necessary corporate action and do not require from Merging Corporation’s Board of Directors or the shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by Merging Corporation and Hisense OE of this Agreement and each of the Transaction Documents to which Merging Corporation or Hisense OE is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

4. No Violation. Neither the execution nor the delivery by Merging Corporation of this Agreement or any Transaction Document to which it is a party, nor the consummation or performance by Merging Corporation or Hisense OE of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of Merging Corporation or Hisense OE; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Merging Corporation or Hisense OE is a party or by which their respective properties or assets are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Merging Corporation or Hisense OE, or any of the properties or assets owned or used by Merging Corporation or Hisense OE, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Merging Corporation or Hisense OE or that otherwise relate to the business of, or any of the properties or assets owned or used by, Merging Corporation or Hisense OE, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5. Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than Merging Corporation and Hisense OE, this Agreement and each of the Transaction Documents to which Merging Corporation or Hisense OE is a party arc duly authorized, executed and delivered by Merging Corporation or Hisense OE and constitutes the legal, valid and binding obligations of Merging Corporation or Hisense OE, enforceable against Merging Corporation or Hisense OE in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

6. Capitalization of Merging Corporation. The authorized capital stock of Merging Corporation shall be certified by the Merging Corporation to the Surviving Corporation at or before the Closing. At Closing, all of the issued stock of Hisense OE shall be owned by the Merging Corporation. Except as heretofore disclosed, there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Merging Corporation to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Except as heretofore disclosed, there are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of Merging Corporation. All issued and outstanding shares of Merging Corporation’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

There are no outstanding contractual obligations (contingent or otherwise) of Merging Corporation to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Merging Corporation or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Except as expressly provided in this Agreement, no holder of Shares or any other security of Merging Corporation or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. Except as heretofore disclosed, there is no voting trust, agreement or arrangement among any of the shareholders of any capital stock of Merging Corporation affecting the exercise of the voting rights of any such capital stock.

7. Litigation; Compliance with Laws. There is no action, suit, claim, governmental or other proceeding or investigation pending, or to the Merging Corporation’ knowledge, threatened against or affecting the Merging Corporation or Hisense OE including, without limitation, actions, suits or claims for damages or in which injunctive or equitable relief is requested. There is no outstanding judgment, order, injunction or decree of any court, government or governmental agency against or affecting the Merging Corporation or Hisense OE. Each of the Merging Corporation and Hisense OE has complied in all material respects with all Laws to which they are subject, including any environmental, labor and employment laws, rules and regulations.

8. Certain Proceedings. There is no pending Proceeding that has been commenced against Merging Corporation and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To Merging Corporation’s knowledge, no such Proceeding has been threatened.

9. Financial Statements. Attached as Schedule 1.7(9) hereto are the following financial statements (collectively the “Financial Statements”): unaudited balance sheet as of November 30, 2007 and statements of income for the year ended December 31, 2006 and for the eleven-month periods ended November 30, 2006 and November 30, 2007 for Hisense OE. Each of the Financial Statements: (i) is materially true, complete, and correct as of its respective date, (ii) is in accordance with and supported by and consistent with the books and records of Hisense OE, in all material respects, (iii) presents fairly the financial position and the results of operations of Hisense OE; and (iv) was prepared in accordance with domestic Chinese accounting standards; provided however, that the Financial Statements are not audited, are not prepared in accordance with GAAP and do not contain footnotes.

10. No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Merging Corporation for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

11. Title to Hisense OE Stock. At the Closing, Merging Corporation will own all issued and outstanding equity of Hisense OE.

12. Title to and Condition of Properties. Except as would not have a Material Adverse Effect, Hisense OE owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Hisense OE as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of Hisense OE as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

13. No Changes. Since November 30, 2007, Hisense OE has not experienced or suffered any Material Adverse Effect.

14. No Undisclosed Events. Since November 30, 2007, no material event exists with respect to Hisense OE or its businesses, properties, operations or financial condition, which has not been disclosed to the Company in writing as of the date of this Agreement.

15. Ethical Practices; Foreign Corrupt Practices and International Trade Sanctions. Neither the Merging Corporation or Hisense OE has offered or given, and the Merging Corporation is not aware of any Person that has offered or given, on the Merging Corporation’s or Hisense OE’s behalf, anything of value to, in violation of any law, including the Foreign Corrupt Practices Act of 1977, as amended: (i) any official of a governmental body, any political party or official thereof or any candidate for political office; (ii) any customer or member of any governmental body; or (iii) any other Person, for the purpose of any of the following: (x) influencing any action or decision of such Person in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (y) inducing such Person to use such Person’s influence with any governmental body to affect or influence any act or decision of such governmental body to assist the Merging Corporation or Hisense OE in obtaining or retaining business for, with, or directing business to, any Person; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Merging Corporation or Hisense OE in obtaining or retaining business for, with, or directing business to, any Person, except for an immaterial political contribution (in an amount which was less than $1,000) by a political action committee which was fully disclosed to the appropriate governmental body (without any resulting fine or penalty to the Merging Corporation or Hisense OE).

16. Undisclosed Liabilities. Hisense OE has no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities incurred in the ordinary course of business, (ii) liabilities that are not alone or in the aggregate material to the financial condition or operating results of Hisense OE, (iii) certain loans that Hisense OE may borrow from Hisense Group or other third parties for the sole purpose of funding the operations of Hisense OE between the date hereof and Closing and (iv) obligations under the contracts that are to be performed after the Closing.

17. Customers and Suppliers. Since November 30, 2007, no material supplier of Hisense OE has indicated in writing, and the Merging Corporation has no knowledge (without inquiry), that a material supplier shall stop, or materially decrease the rate of, supplying materials, products or services to Hisense OE (except upon the completion in full of contracted supplies), and no material customer of Hisense OE has indicated in writing, and the Merging Corporation has no knowledge (without inquiry), that such material customer shall stop, or materially decrease the rate of, buying materials, products or services from Hisense OE (except upon the fulfillment by Hisense OE of contracted shipments).

18. Insurance. Hisense OE has insurance coverage in scope and amount customary and reasonable for the business in which it is engaged.

19. Transactions with Affiliates. All agreements between Hisense OE and its Affiliates are on terms that are not less favorable to Hisense OE than those that are reasonably obtainable at the time in an arm’s-length transaction with a Person that is not an Affiliate.

20. Taxes. Hisense OE has filed or caused to be filed all Tax Returns required to be filed by Hisense OE with any Governmental Authority for all periods through the date hereof, and all such Tax Returns were correct and complete in all material respects. All Taxes owed to any Governmental Authority by Hisense OE for a period covered by such Tax Returns, and all claims, demands, assessments, judgments, costs and expenses connected therewith, have been duly and timely paid. Hisense OE has not executed or filed with any Governmental Authority any agreement extending the period for assessment or collection of any Taxes.

Schedule 1.8

Representations and Warranties of Surviving Corporation

1. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the British Virgin Islands, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

2. Organizational Documents. True, correct and complete copies of the organizational documents of the company have been delivered to the Merging Corporation prior to the execution of this Agreement, and no action has been taken to amend or repeal such organizational documents since such date of delivery. The Company is not in violation or breach of any of the provisions of its organizational documents.

3. Authorization. The Company has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action.

4. No violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Company (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company is bound; (c) contravene, conflict with, or result in a violation of, any law or order to which the Company, or any of the properties or assets owned or used by the Company, may be subject.

5. Binding Obligations. Assuming this Agreement and the transaction documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

6. Matters Related to Capitalization. All issued and outstanding shares of the Surviving Corporation’s Common Stock shall be duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Effective Time, the Surviving Corporation will have sufficient authorized and unissued Common Stock to consummate the transactions contemplated hereby. Except as contemplated by the Common Stock Purchase Agreement and in this Agreement, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Surviving Corporation to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. Except as contemplated by the Common Stock Purchase Agreement, there are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Surviving Corporation.

7. No Redemption Requirements. Except as contemplated by the Common Stock Purchase Agreement, there are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

8. Duly Authorized. The issuance of the Company Shares has been duly authorized and, upon delivery to the shareholders of certificates therefor in accordance with the terms of this agreement, the company shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will he free and clear of all liens and restrictions, other than liens created by the shareholders and restrictions on transfer imposed by this Agreement, a certain Shareholders Agreement of even date herewith by and between the Company, HEH, Hisense Group, Qingdao Hisense Electric and SIBL, and the Securities Act.

9. Compliance with Laws. The Company has not received notice of any violation (or any proceeding involving an allegation of any violation) of any applicable law or order by or affecting the Company.

10. Certain Proceedings. There is no pending proceeding that has been commenced against the company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

11. No Brokers or Finders. Except for placement fees due to Stanford Investment Banking, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Schedule 1.9

Representations and Warranties of Forefront Holdings

1. Organization; Authority; Binding Effect. Forefront Holdings is a corporation duly organized, validly existing and in good standing under the laws of Florida and has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Forefront Holdings, and does not and will not (i) contravene its articles of incorporation; or (ii) result in any violation of any law, rule or regulation applicable to Forefront Holdings. Forefront Holdings is not a party to, or subject or bound by, any judgment, injunction or decree of any court of governmental authority which may restrict or interfere with the performance of this Agreement or such other instruments, agreements and documents as are to be executed by Forefront Holdings in connection herewith on or prior to the date of this Agreement. This Agreement and the instruments, agreements and documents executed and delivered in connection herewith are valid and binding obligations of Forefront Holdings enforceable in accordance with their terms.

2. No Conflict or Violation. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will result in (i) a violation or breach of, or default under, any term or provision of any indenture, mortgage, security agreement, contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which Forefront Holdings is a party or to which it or any of its property may be bound or constitute an event which with notice, lapse of time, or both, would result in any such violation, breach or default, or (ii) a violation by Forefront Holdings of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event which with notice, lapse of time, or both, would result in any such violation.

3. SEC Filings. Forefront Holdings has filed with the Securities and Exchange Commission (“SEC”) (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 29, 2007 and (iii) all of its other reports, statements, schedules and registration statements through November 29, 2007 (collectively, the “SEC Documents”). As of its filing date (and as of the date of any amendment), each SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, and, in each case, the rules and regulations promulgated thereunder, as the case may be. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each SEC Document filed pursuant to the Securities Exchange Act of 1934, as amended, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The SEC Documents constitute all forms, reports, statements, schedules and other documents required to be filed by Forefront Holdings with the SEC since March 30, 2007. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Documents. The consolidated financial statements and related notes thereto contained in the SEC Documents (the “Forefront Holdings Financials”), comply in all material respects with the 1934 Act, and the rules and regulations of the SEC promulgated thereunder and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other; and (ii) the Forefront Holdings Financials present fairly and accurately the consolidated financial condition and operating results of Forefront Holdings in all material respects as of the dates and during the periods indicated therein. The unaudited Forefront Holdings Financials do not contain additional financial statements and footnotes required under United States generally accepted accounting principles, and are subject to normal year-end adjustments. The accounting books and records of Forefront Holdings have been maintained in accordance with sound business practices, including the maintenance of an adequate system of disclosure and internal controls designed to ensure that all material information concerning Forefront Holdings is made known on a timely basis to the individuals responsible for the preparation of the Forefront Holdings SEC Documents.

4. Compliance with Laws. Forefront Holdings has complied in all material respects with all laws, ordinances, or governmental or regulatory rules or regulations, whether federal, state, local or foreign applicable to it, including without limitation, all securities laws, rules and regulations.

5. Brokers’ and Finders’ Fees. Forefront Holdings is not obligated to pay any fees or expenses of any broker, finder or consultant in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby.